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                                                                    EXHIBIT 99.1

              EXCERPTS FROM CENTURY ALUMINUM COMPANY'S CONFIDENTIAL
        OFFERING CIRCULAR DATED AUGUST 10, 2004 RELATING TO ITS PROPOSED
           OFFERING OF $250 MILLION OF ITS 7 1/2% SENIOR NOTES DUE 2014

Unless expressly stated otherwise or unless the context otherwise requires, "Century Aluminum," "Century," "we," "us," "ours" and "ours" refer to Century Aluminum Company and its consolidated subsidiaries.

                 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

      The following tables present our unaudited pro forma consolidated statements of operations for the year ended December 31, 2003 and the six months ended June 30, 2004. The unaudited pro forma consolidated financial data for the year ended December 31, 2003 has been derived from the following, which are included elsewhere in this offering circular: (1) our audited consolidated financial statements and accompanying notes; and (2) the separate audited financial statements and accompanying notes of Nordural for the year ended December 31, 2003. The unaudited pro forma consolidated financial data for the six months ended June 30, 2004 has been derived from: (1) our unaudited consolidated financial statements and accompanying notes, which are included elsewhere in this offering circular; and (2) the unaudited financial statements of Nordural for the period from January 1, 2004 to April 27, 2004, the date on which we acquired Nordural. The unaudited pro forma consolidated financial data has been prepared for illustrative purposes only and does not purport to represent what our results. In addition, the unaudited pro forma consolidated financial data does not purport to project our results of operations for any future period. Among other things, the unaudited pro forma consolidated financial data does not reflect the effects of our acquisition of the remaining 20% interest in the Hawesville primary aluminum reduction facility prior to the closing of that acquisition in April 2003.

      The unaudited pro forma consolidated statements of operations for the year ended December 31, 2003 and the six months ended June 30, 2004 give pro forma effect to the following events as if they were consummated on January 1, 2003:

   -  our acquisition of all of the outstanding equity shares of Nordural;

   - our issuance and sale of approximately $220.5 million in common stock in a registered public offering;

   - our payment of the remaining $12.0 million of principal under an outstanding promissory note payable to Glencore;

   - our payment of $3.0 million of dividends on our convertible preferred stock; and

   - other adjustments that management believes are directly related to the Nordural acquisition.


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The unaudited pro forma consolidated financial data does not give effect to the
Refinancing, the pending Gramercy acquisition or Nordural's planned new term loan facility.

      The Nordural acquisition has been accounted for using the purchase method of accounting. Under the purchase method of accounting, the cash payment of the estimated aggregate purchase price for Nordural (including transaction fees and expenses) has been allocated to the tangible assets, identifiable intangible assets and liabilities of Nordural, based upon their respective fair values. The allocation of the purchase price, useful lives assigned to assets and other adjustments made to the unaudited pro forma consolidated financial data are based upon available information and certain preliminary assumptions that we believe are reasonable under the circumstances. We have not yet completed the fair market value allocation to the specific assets and liabilities of Nordural. Consequently, the final amounts allocated and the related useful lives could differ from those reflected in the unaudited pro forma consolidated financial data and the effects could be material.

      The unaudited pro forma consolidated financial data should be read in conjunction with (1) our audited consolidated financial statements and accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations", which are included in our Annual Report on Form 10-K for the year ended December 31, 2003, and our unaudited consolidated financial statements and accompanying notes, which are included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004; and (2) the separate audited financial statements and accompanying notes of Nordural, which are included in our Current Report on Form 8-K filed on March 17, 2004.

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            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 2004

                                                              U.S. GAAP      PRO FORMA             PRO FORMA
                                                 CENTURY     NORDURAL(1)    ADJUSTMENTS           CONSOLIDATED
                                                ---------    -----------    -----------           ------------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
NET SALES:

Third-party customers........................   $ 417,776    $    38,375    $        --           $    456,151
Related parties .............................      78,051             --             --                 78,051
                                                ---------    -----------    -----------           ------------
                                                  495,827         38,375             --                534,202
Cost of goods sold ..........................     413,587         28,555         (1,626)   (2)         439,971
                                                       --             --           (545)   (3)              --
                                                ---------    -----------    -----------           ------------
Gross profit ................................      82,240          9,820          2,171                 94,231
Selling, general and administrative
   expenses .................................       9,399             --             --                  9,399
                                                ---------    -----------    -----------           ------------
Operating income ............................      72,841          9,820          2,171                 84,832

Interest expense - third party ..............     (21,849)        (1,735)            --                (23,584)
Interest expense - related party ............        (380)            --            380    (4)              --
Interest income .............................         341             28             --                    369
Net gain (loss) on forward
   contracts ................................     (13,997)            --             --                (13,997)
Investment income ...........................          --             --             --                     --
Other income (expense) - net ................        (605)        (1,978)         1,941    (5)            (642)
                                                ---------    -----------    -----------           ------------
Income (loss) before income taxes
   and minority interest ....................      36,351          6,135          4,492                 46,978
Income tax benefit (expense) ................     (13,263)        (1,104)        (1,572)   (6)         (16,982)
                                                       --             --         (1,043)   (7)              --
                                                ---------    -----------    -----------           ------------
Net income (loss) ...........................      23,088          5,031          1,877                 29,996
Preferred dividends .........................        (769)            --             --                   (769)
                                                ---------    -----------    -----------           ------------
Net income (loss) applicable to
   common shareholders ......................   $  22,319    $     5,031    $     1,877           $     29,227
                                                =========    ===========    ===========           ============

EARNINGS (LOSS) PER COMMON SHARE:
   Basic
         Net income (loss) ..................   $    0.88                                         $       0.95
                                                =========                                         ============
   Diluted:
         Net income (loss) ..................   $    0.87                                         $       0.94
                                                =========                                         ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
   (IN THOUSANDS):
   Basic ....................................      25,412                         5,502    (8)          30,914
                                                =========                   ===========           ============
   Diluted ..................................      25,588                         5,502    (8)          31,090
                                                =========                   ===========           ============

               See accompanying notes to the unaudited pro forma
                      consolidated statement of operations.
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                        NOTES TO THE UNAUDITED PRO FORMA

                      CONSOLIDATED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 2004

      1. Reflects the period from January 1, 2004 to April 27, 2004, the date on which we acquired Nordural.

      2. Reflects an adjustment to depreciation expense based on the purchase accounting fair market valuation of Nordural's property, plant and equipment using an estimated average useful life of 35 years.

      3. Reflects an adjustment to eliminate Nordural's historical amortization expense related to deferred financing and carbon anode contract costs.

      4. Reflects an adjustment to reduce interest expense for the repayment of a portion of the outstanding principal under the Glencore note.

      5. Reflects an adjustment to eliminate non-recurring legal and bonus expenses incurred by Columbia Ventures in connection with its sale of Nordural.

      6. Reflects an adjustment to record income tax expense for the effects of the pro forma adjustments using an effective tax rate of 35%.

      7. Reflects an adjustment to record the incremental increase in income tax expense for the historical results of Nordural using an effective tax rate of 35% as opposed to the historical rate of 18%.

      8. Records the additional weighted average shares outstanding from our issuance and sale of common stock at an offering price of $24.50 per share.